SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

OF SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

SmartData Corporation

(Name of Small Business Issuer in its charter)

Nevada	87-0449945
State or other jurisdiction of	I.R.S. Employer
incorporation or organization)	Identification No.)

PO Box 573633

Murray, Utah 84157

(Address of Principal Executive Offices including Zip Code)

Issuer’s telephone number:  801-557-6748

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	Each class is to be registered

Securities to be registered under Section 12(g) of the Act:

Common, Par Value $.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our” or “us” means SmartData, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Description of Business

SmartData Corporation was incorporated in State of Nevada on October 15, 1987.  The original ongoing business of SmartData was the distribution and sale of computer hardware and software.  SmartData provided small businesses a framework to measure productivity, and offered additional services such as staff leasing, insurance benefits, and retirement planning.  SmartData conducted a 504 public offering in the State of Nevada in December 1987.  Smart Data began trading publicly in January 1988.  Due to a series of unfortunate events, including the untimely death of the founding CEO, Mr. Paul Gambles, SmartData discontinued active business operations in 1992.

The Company has now focused its efforts on seeking a business opportunity.  The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

PERCEIVED BENEFITS

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

* the ability to use registered securities to make acquisitions of assets or businesses;

* increased visibility in the financial community;

* the facilitation of borrowing from financial institutions;

* improved trading efficiency;

* shareholder liquidity;

* greater ease in subsequently raising capital;

* compensation of key employees through stock options;

* enhanced corporate image;

* a presence in the United States capital market

POTENTIAL TARGET COMPANIES

A business entity, if any, which may be interested in a business combination with the Company may include the following:

* a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

* a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

* a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

* a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

* a foreign company which may wish an initial entry into the United States securities market;

* a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

* a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors. No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company. The Company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934.

Item 1A. RISK FACTORS

The Company's business is subject to numerous risk factors, including the following.

NO OPERATING HISTORY OR REVENUE AND NO ASSETS.

The Company has had very limited operating history and no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions involving companies such as those which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION--NO STANDARDS FOR BUSINESS COMBINATION.

The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY.

While seeking a business combination, management anticipates devoting only a limited amount of time per month to the business of the Company. The Company's officers have not entered into a written employment agreement with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations.

CONFLICTS OF INTEREST--GENERAL.

The Company's officers and directors participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future.  Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest. See “ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS--Conflicts of Interest.”

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or that are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION.

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION.

The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those engaged in by the business entity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

REGULATION UNDER INVESTMENT COMPANY ACT.

Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT.

A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.  Currently, there are no pending acquisitions, business combinations or mergers.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.

The Company's primary plan of operation is to seek a business combination with a business entity which, in all likelihood, would result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change in control or management of the Company.

TAXATION.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES.

Management of the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements.

Item 2.     Financial Information.

Not required by smaller reporting company.

Item 3.     Description of Property.

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the home office of Burke Priest, its president, at no cost.  Mr. Priest has agreed to continue this arrangement until the Company completes an acquisition or merger.

Item 4.     Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of November 14, 2008, the name and the number of shares of the Registrant’s Common Stock, par value, $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Registrant to own beneficially, more than 5% of the 20,533,781 issued and outstanding shares of the Registrant’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of	Name and Address of	Amount and Nature of
Class	Beneficial Owner	Beneficial Ownership	Percentage of Class

Common	Burkeley J. Priest (1)	5,200,000	25%

Common	Munson Family Partnership	8,700,000	42%

	Total Officers, Directors
	And control shareholders
	As a Group	13,900,000	67%

(1) Officer and/or director.

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5.     Directors and Executive Officers, Promoters and Control Persons.

The following table sets forth as of November 14, 2008, the name, age, and position of each executive officer and director and the term of office of each director of the Corporation.

Name	Age	Position	Director or Officer Since

Burkeley J. Priest	35	President and Director	May 2007
		Secretary, Treasurer

All officers hold their positions at the will of the Board of Directors.  All directors hold their positions for one year or until their successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officer and director:

Burkeley J Priest, 35 years old, the President and a director of SmartData, Inc., is also the Managing Member of Summit Sports, LLC., A Utah Limited Liability Company which operates an exclusive single line Honda Power House dealership in Park City, Utah with annual sales of $4 million plus.  Mr. Priest also was the founder of the Classic Motorcycles, Murray, Utah and Point Power Sports, Draper Utah.  Mr. Priest attended the University of Utah from 1991 to 1995 with a focus on Economics.  He is a member Sigma Chi fraternity.

None of the officers and directors were subject to the following in the preceding five years:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

The Company does not presently have an audit committee or an audit committee financial expert on its Board of Directors. The Company has not generated revenue from its operations nor had the financial ability to attract the requisite Board expertise.

Item 6.     Executive Compensation.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Burkeley Priest	2007	-	-	-	-	-	-	100	100
President, Secretary, Treasurer	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Gerald Rice	2007	-	-	-	-	-	-	-	-
Former President, Secretary	2006	-	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-	-

Directors' Compensation

We have not had and do not have any formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts and Officers' Compensation

We do not have employment agreements with any of our officers. Any future compensation to be paid to these individuals will be determined by our Board of Directors, and employment agreements will be executed.

Stock Option Plan and Other Long-term Incentive Plan

We currently do not have an existing or proposed stock option plan or long term incentive plan.

Item 7.     Certain Relationships and Related Transactions.

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

Item 8.     Legal Proceedings.

There is no litigation pending or threatened by or against the Company.

Item 9.     Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

MARKET PRICE

As of November 14, 2008 there were 151 shareholders of record holding 20,533,781 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

We have not paid, nor declared, any dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of$2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Item 10.    Recent Sales of Unregistered Securities.

On May 5, 2007, the Company issued 100,000 shares of its common stock to Burkeley J. Priest for his services as an officer and director.

On January 18, 2008, the Company issued 5,000,000 shares of its common stock to the Munson Family Partnership and 5,000,000 shares of its common stock to Burkeley J. Priest as reimbursement for their capital contributions to Company.

On June 2, 2008, the Company issued shares of its common stock pursuant to the terms of three convertible promissory notes at a rate of $.001 per share. The shares were issued as follows: Burkeley J. Priest 937,500 shares; Burkeley J. Priest 2,457,500 shares; and Jerry Rice 575,000 shares.

On June 2, 2008, the Company issued 100,000 shares of its common stock to Burkeley J. Priest for his services as an officer and director.

On August 15, 2008, the Company issued 150,000 shares of its common stock to Swen A. Mortsenson and N. Brent Goold in exchange for accounting services.

The issuance of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933 and Regulation D as transactions by an Issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connect with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

Item 11.    Description of Securities.

COMMON STOCK

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value.   As of the date of this registration statement, there are 20,533,781 shares of common stock issued and outstanding.  We have approximately 151 shareholders or record.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.  The outstanding common stock is, validly issued, fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

RESTRICTIONS ON TRANSFERS OF SECURITIES PRIOR TO BUSINESS COMBINATION

The proposed business activities described herein classify the Company as a blank check company. See "GLOSSARY". The Securities and Exchange Commission and many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the majority shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that such shareholder shall not sell their shares of the Company's common stock except in connection with or following completion of a merger or acquisition resulting in the Company no longer being classified as a blank check company. The shareholders have deposited their stock certificates with the Company's management, who will not release the certificates except in connection with or following the completion of a merger or acquisition.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of 1933, as amended (the “Securities Act”) of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. The Company files such reports. As a result, sales of the Company's common stock in the secondary trading market by the holders thereof may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board.  To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

TRANSFER AGENT

Action Stock Transfer, 7069 South Highland Drive, Suite 300, Salt Lake City, Utah 84121,  (801) 274-1088

GLOSSARY

“Blank Check” Company. As defined in Section 7(b)(3) of the Securities Act, a “blank check” company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies and is issuing “penny stock” securities as defined in Rule 3a51-1 of the Exchange Act.

“Penny Stock” Security. As defined in Rule 3a51-1 of the Exchange Act, a “penny stock” security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the Nasdaq Stock Market, unless other provisions of Rule 3a51-1 are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

“Securities Act.” The Securities Act of 1933, as amended.

“Small Business Issuer.” As defined in Rule 12b-2 of the Exchange Act, a "Small Business Issuer" is an entity (i) which has revenues of less than $25,000,000 (ii) whose public float (the outstanding securities not held by affiliates) has a value of less than $25,000,000 (iii) which is a United States or Canadian issuer (iv) which is not an Investment Company and (v) if a majority-owned subsidiary, whose parent corporation is also a small business issuer.

Item 12.    Indemnification of Directors and Officers.

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Law, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Corporate Law provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Corporate Law and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

Item 13.    Financial Statements and Supplementary Data.

See Financial Statements beginning on Page F-1.

Item 14.    Changes in and Disagreements with Accountants.

None. Not applicable.

Item 15.    Financial Statements and Exhibits.

(a) Audited financial statements for the year ended September 30, 2007 and unaudited financial statements for the nine months ended June 30, 2008.

(b)

Exhibits

Exhibit
Number	Title of Document	Location

3.01	Articles of Incorporation	Attached
3.01a	Amendment to Articles of Incorporation	Attached
3.02	Bylaws	Attached

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SmartData Corporation

(Registrant)

Date: November 14, 2008	By: /s/ Burkeley Priest
(Signature)

Burkeley Priest
President, Secretary, Treasurer, Chief Executive and Chief Financial Officer
Director

Item 15. Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

SmartData Corporation

We have audited the accompanying balance sheets of SmartData Corporation [a development stage company] as of September 30, 2007 and 2006, and the related statements of operations, stockholders' deficit, and cash flows for the years ended September 30, 2007 and 2006, and for the period from re-entering the development stage [October 1, 1991] through September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SmartData Corporation, as of September 30, 2007 and 2006, and the results of their operations and their cash flows for the years ended September 30, 2007 and 2006, and for the period from re-entering the development stage [October 1, 1991] through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited financial resources and its operations during the development stage have been unprofitable. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds LLC

Salt Lake City, Utah

November 13, 2008

SmartData Corporation
[A Development Stage Company]
Balance Sheets
September 30, 2007 and September 30, 2006

	September 30,	September 30,
Assets	2007	2006

Total Assets	$-	$-

Liabilities and Stockholders’ Equity (Deficit)

Liabilities
Current Liabilities
Convertible Notes Payable - Related Party	$3,033	$938
Total Current Liabilities	3,033	938
Total Liabilities	3,033	938

Stockholders' Deficit
Common Stock, .001 par value,
50,000,000 shares authorized, and
6,313,781 and 6,213,781 shares issued and outstanding at Sept. 30, 2007 and 2006, respectively	6,314	6,214
Additional paid-in capital	193,786	193,786
Deficit Accumulated during Development stage	(203,133)	(200,938)
Total Stockholders' Deficit	(3,033)	(938)

Total Liabilities and Stockholders' Deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

SmartData Corporation
[A Development Stage Company]
Statements of Operations
For the Years Ended September 30, 2007 and 2006, and
for the Period from re-entering the development stage [October 1, 1991]

to September 30, 2007

			For the Period from re-entering the development stage [October 1, 1991] to September 30,
	2007	2006	2007

Revenues	$-	$-	$-

General and Administrative Expenses	2,195	938	203,133

Other Income/(Expense)	-	-	-
Total Other Income and Expense	-	-	-

Net Loss before income taxes	(2,195)	(938)	(203,133)

Provision for Income Taxes	-	-	-

Net Loss	$(2,195)	$(938)	$(203,133)

Net Loss per share – Basic and Diluted	$(0.01)	$(0.01)

Weighted Average of
Common Shares Outstanding – Basic and Diluted	6,253,507	6,213,781

The accompanying notes are an integral part of these financial statements.

SmartData Corporation
[A Development Stage Company]
Statements of Stockholders’ Equity (Deficit)
for the Period from re-entering the development stage [October 1, 1991] through September 30, 2007

	Common Stock		Capital in Excess	Accumulated
	Shares	Amount	of Par Value	Deficit

Balance October 1, 1991	4,213,781	$ 4,214	$ (4,214)	$ -

Net operating losses for the years ended September 30, 1992 through 1999	-	-	-	-

Issuance of common capital stock for cash at $.10 - February 18, 2000	1,000,000	1,000	99,000	-

Net operating loss for the year ended September 30, 2001				(6,043)

Balance September 30, 2001	5,213,781	5,214	94,786	(6,043)

Issuance of common capital stock for cash at $.10 – September 10, 2002	1,000,000	1,000	99,000	-

Net operating loss for the year ended September 30, 2002	-	-	-	(11,957)

Balance September 30, 2002	6,213,781	6,214	193,786	(18,000)

Net operating loss for the year ended September 30, 2003	-	-	-	-

Balance September 30, 2003	6,213,781	6,214	193,786	(18,000)

Net operating loss for the year ended September 30, 2004	-	-	-	(182,000)

Balance September 30, 2004	6,213,781	6,214	193,786	(200,000)

Net operating loss for the year ended September 30, 2005	-	-	-	-

Balance September 30, 2005	6,213,781	6,214	193,786	(200,000)

Net operating loss for the year ended September 30, 2006	-	-	-	(938)

Balance September 30, 2006	6,213,781	6,214	193,786	(200,938)

Issuance of common capital stock for services valued at par - May 5, 2007	100,000	100

Net operating loss for the year ended September 30, 2007	-	-	-	(2,195)

Balance September 30, 2007	6,313,781	$ 6,314	$ 193,786	$ (203,133)

The accompanying notes are an integral part of these financial statements.

SmartData Corporation
[A Development Stage Company]
Statements of Cash Flows
For the Years Ended September 30, 2007 and 2006, and
For the Period from re-entering the development stage [October 1, 1991]

to September 30, 2007

			For the Period from re-entering the development stage [October 1, 1991] to September 30,
	2007	2006	2007
Cash Flows from Operating Activities
Net Income / (loss)	$(2,195)	$(938)	$(203,133)
Adjustments to reconcile income (loss) from operations to net cash provided by operating activities:
Stock-based Compensation Expense	100	-	100
Increase in Convertible Debt – Related Party	2,095	938	3,033
Net Cash from Operating Activities	-	-	(200,000)

Cash Flows from Financing Activities
Issuance of Common Stock	-	-	200,000
Net Cash from Financing Activities	-	-	200,000

Net Increase (Decrease) in Cash	-	-	-

Beginning Cash Balance	-	-	-

Ending Cash Balance	$-	$-	$-

Supplemental Disclosure
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION

Smartdata Corporation, (the "Company") was incorporated under the laws of the State of Nevada on October 15, 1987 with authorized common stock of 50,000,000 shares with a par value of $.001.

The Company had been organized for the purpose of engaging in the business of marketing computer hardware and software, and related products, however, after October 1, 1991, due to the loss of its assets and settlement of its liabilities, the operations were abandoned and the Company became inactive.

Prior to October 1, 1991 the Company, including three wholly owned subsidiaries, was engaged in the business outlined above. The operations of the companies were combined into consolidated reporting and therefore the management of the Company elected to complete a recapitalization of the Company on October 1, 1991 by restating the accumulated retained earnings to zero.

The Company is considered to be in the development stage after October 1, 1991 with the retained earnings and the statement of operations to begin on that date.

On January 20, 1998 the Company completed a reverse common stock split of one share for 10 outstanding shares. This report has been prepared showing the after stock split shares from inception.

In 2002, the Company attempted to complete a merger with The Moss Company. The merger never was consummated and the Company recognized a significant operating loss of $182,000 in 2004, which was a result of consulting and development fees related to the failed merger.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using accounting principles generally accepted in the United States.

b. Provision for Taxes
The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Share Based Compensation

Share based compensation is recognized according to Statement of Financial Accounting Standards No. 123(r)  which requires that share based payments are measured at fair value and recognized over the service period.

f. Basic Loss Per Common Share
Basic loss per common share has been calculated based on the weighted average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. During periods of net losses dilutive shares are not included, due to anti-dilutive results. There were no dilutive shares at September 30, 2007 and 2006.

g. Impact of New Accounting Standards

In September 2006, the FASB issued "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 establishes a common definition of fair value to be applied to US GAAP guidance that requires the use of fair value, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of adopting SFAS No. 157, but does not presently expect that it will have a material effect on the financial position or results of operations.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51." This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

 In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations.”  SFAS No. 141(R) changes the accounting for and reporting of business combination transactions in the following way:  Recognition with certain exceptions, of 100% of the fair values of assets acquired, liabilities assumed, and noncontrolling interests of acquired businesses; measurement of all acquirer shares issued in consideration for a business combination at fair value on the acquisition date; recognition of contingent consideration arrangements at their acquisition date fair values, with subsequent changes in fair value generally reflected in earnings; recognition of pre-acquisition gain and loss contingencies at their acquisition date fair value; capitalization of in-process research and development (IPR&D) assets acquired at acquisition date fair value; recognition of acquisition-related transaction costs as expense when incurred; recognition of acquisition-related restructuring cost accruals in acquisition accounting only if the criteria in Statement No. 146 are met as of the acquisition date; and recognition of changes in the acquirer’s income tax valuation allowance resulting from the business combination separately from the business combination as adjustments to income tax expense.  SFAS No. 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of SFAS No. 141(R) will affect valuation of business acquisitions made in 2009 and forward.   We do not anticipate a material impact upon adoption.

In March 2008, the FSAB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We do not anticipate a material impact upon adoption.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles." SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC's approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company's financial position.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60." Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company's financial position.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited financial resources and its operations during the development stage have been unprofitable. These factors raise substantial doubt about its ability to continue as a going concern. Management plans to rely on loans from its current officers and directors to fund its ongoing obligations.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

On May 5, 2007, the Company issued 100,000 shares of common stock to its sole officer and director as payment for services provided to the Company during the year ended September 30, 2007.  The transaction was valued at $100 ($0.001 per share).

NOTE 5 - INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is not currently estimable when and if the Company will have taxable income to take advantage of the losses. The valuation allowance has increased by $439 from $40,188, as of September 30, 2006.

Deferred Tax Asset	Balance	Tax	Rate
Federal loss carryforward (expires through 2027)	$203,133	$30,470	15%
State loss carryforward (expires through 2022)	$203,133	$10,157	5%
Valuation allowance		(40,627)
Deferred tax asset		$-

Reported income tax expense is reconciled to the amount computed on the basis of income before income taxes at the statutory rate as follows:

	For the years ended December 31,
	2007	2006
Statutory Benefit (Expense)	(20%)	(20%)
Increase in Valuation Allowance	20%	20%
Reported provision for Income Taxes	-	-

NOTE 6 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

During the year ended September 30, 2006, the Company borrowed $938 from Burke Priest, its sole officer and director, under a convertible promissory note.  The note was originally due to mature on September 30, 2007 but was refinanced into another convertible note with a maturity date of September 30, 2008.  During the year ended September 30, 2007, the Company also borrowed an additional $1,520 from Burke Priest and combined this amount with the 2006 borrowings ($938) into a single convertible note totaling $2,458 with a maturity date of September 30, 2008.  During the year ended September 30, 2007, the Company also borrowed $575 from a shareholder and former officer of the Company under a convertible promissory note with a maturity date of September 30, 2008.  The notes bear no interest and are convertible into shares of the Company’s common stock at a rate of $0.001 per share (par value).  Management evaluated the convertible notes in accordance with SFAS No. 133 and EITF 00-19 and determined that there is no embedded derivative of the conversion feature of the note.  Management evaluated the convertible note payable in accordance with EITF 00-27 and determined that there was no intrinsic value of the conversion option due to the fact that the debt is not convertible at a discount to the market value of the stock.

NOTE 7 - SUBSEQUENT EVENTS

On January 18, 2008, the Company issued 5,000,000 shares of its common stock to the Munson Family Partnership and 5,000,000 shares of its common stock to Burkeley J. Priest as reimbursement for their capital contributions to Company.

On June 2, 2008, the Company issued shares of its common stock pursuant to the terms of three convertible promissory notes at a rate of $.001 per share. The shares were issued as follows: Burkeley J. Priest 937,500 shares; Burkeley J. Priest 2,457,500 shares; and Jerry Rice 575,000 shares.

On June 2, 2008, the Company issued 100,000 shares of its common stock to Burkeley J. Priest for his services as an officer and director.

On August 15, 2008, the Company issued 150,000 shares of its common stock to Swen A. Mortsenson and N. Brent Goold in exchange for accounting services.

SmartData Corporation
[A Development Stage Company]
Balance Sheets
June 30, 2008 and September 30, 2007

	June 30,	September 30,
	2008	2007
Assets	(unaudited)

Total Assets	$-	$-

Liabilities and Stockholders’' Equity (Deficit)

Liabilities
Current Liabilities
Accounts Payable	$2,000	-
Note Payable - Related Party	4,084	$2,458
Note Payable - Shareholder	-	575
Total Current Liabilities	6,084	3,033
Total Liabilities	6,084	3,033

Stockholders' Equity
Common Stock, .001 par value,
50,000,000 shares authorized, and
10,233,781 and 10,113,781 shares issued and outstanding at Sept. 30, 2007 and 2006, respectively
	20,384	6,314
Additional paid-in capital	193,786	193,786
Deficit Accumulated during Development stage	(220,254)	(203,133)
Total Stockholders' Equity (Deficit)	(6,084)	(3,033)

Total Liabilities and Equity	$-	$-

The accompanying notes are an integral part of these financial statements.

SmartData Corporation
[A Development Stage Company]
Statements of Operations
For the Nine-Month Periods Ended June 30, 2008 and 2007, and
for the Period from re-entering the development stage [October 1, 1991]

to June 30, 2008

(unaudited)

			For the Period from re-entering the development stage [October 1, 1991] to June 30,
	2008	2007	2008

Revenues	$-	$-	$-

General and Administrative Expenses	17,121	2,070	220,254

Other Income/(Expense)
Total Other Income and Expense	-	-	-

Net Loss before income taxes	(17,121)	(2,070)	(220,254)

Provision for Income Taxes	-	-	-

Net Loss	$(17,121)	$(2,070)	$(220,254)

Net Loss per share – Basic and Diluted	$(0.01)	$(0.01)

Weighted Average of
Common Shares Outstanding – Basic and Diluted	12,738,543	6,233,266

The accompanying notes are an integral part of these financial statements.

SmartData Corporation
[A Development Stage Company]
Statement of Cash Flows
For the Nine-Months Ended June 30, 2008 and 2007, and
For the Period from re-entering the development stage [October 1, 1991]

to June 30, 2008

(unaudited)

			For the Period from re-entering the development stage [October 1, 1991] to June 30,
	2008	2007	2008
Cash Flows from Operating Activities
Net Income / (loss)	$(17,121)	$(2,070)	$(220,254)
Adjustments to reconcile income (loss) from operations to net cash provided by operating activities:

Stock based compensation expense	10,100	100	10,200
Increase in accounts payable	2,000	-	2,000
Increase in Convertible Debt – Related Party	5,021	1,970	8,054
Net Cash from Operating Activities	-	-	(200,000)

Cash Flows from Financing Activities
Issuance of Common Stock	-	-	200,000
Net Cash from Financing Activities	-	-	200,000

Net Increase (Decrease) in Cash	-	-	-

Beginning Cash Balance	-	-	-

Ending Cash Balance	$-	$-	$-

Supplemental Disclosure
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

Non-Cash Transactions
Common stock issued for debt	$3,970	$-	$3,970

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements:

PRELIMINARY NOTE

The accompanying consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have not been included.  In the opinion of management, the accompanying interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation. The results of operations for the nine-month period ended June 30, 2008, are not necessarily indicative of the results for a full-year period. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual audited financial statements for the year ended September 30, 2007.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using accounting principles generally accepted in the United States.

b. Provision for Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

In June 2006, the FASB issued Interpretation No. 48 "Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109" (FIN 48). We adopted FIN 48 on October 1, 2007. Under FIN 48, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards.

Upon the adoption of FIN 48, we had no liabilities for unrecognized tax benefits and, as such, the adoption had no impact on our financial statements, and we have recorded no additional interest or penalties. The adoption of FIN 48 did not impact our effective tax rates.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the period ended June 30, 2008, we did not recognize any interest or penalties in our Statement of Operations, nor did we have any interest or penalties accrued in our Balance Sheet at June 30, 2008 relating to unrecognized benefits.

The tax years 2004-2007 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

c. Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. During periods of net losses dilutive shares are not included, due to anti-dilutive results. There were no dilutive shares at June 30, 2008 and 2007.

f. Impact of New Accounting Standards

In September 2006, the FASB issued "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 establishes a common definition of fair value to be applied to US GAAP guidance that requires the use of fair value, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of adopting SFAS No. 157, but does not presently expect that it will have a material effect on the financial position or results of operations.

In December 2007, the FASB issued SFAS 160, "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

 In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations.”  SFAS No. 141(R) changes the accounting for and reporting of business combination transactions in the following way:  Recognition with certain exceptions, of 100% of the fair values of assets acquired, liabilities assumed, and non controlling interests of acquired businesses; measurement of all acquirer shares issued in consideration for a business combination at fair value on the acquisition date; recognition of contingent consideration arrangements at their acquisition date fair values, with subsequent changes in fair value generally reflected in earnings; recognition of pre-acquisition gain and loss contingencies at their acquisition date fair value; capitalization of in-process research and development (IPR&D) assets acquired at acquisition date fair value; recognition of acquisition-related transaction costs as expense when incurred; recognition of acquisition-related restructuring cost accruals in acquisition accounting only if the criteria in Statement No. 146 are met as of the acquisition date; and recognition of changes in the acquirer’s income tax valuation allowance resulting from the business combination separately from the business combination as adjustments to income tax expense.  SFAS No. 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of SFAS No. 141(R) will affect valuation of business acquisitions made in 2009 and forward.   We do not anticipate a material impact upon adoption.

In March 2008, the FSAB issued FASS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We do not anticipate a material impact upon adoption.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited financial resources and its operations during the period ended June 30, 2008 were unprofitable. These factors raise substantial doubt about its ability to continue as a going concern. Management plans to rely on loans from its current officers and directors to fund its ongoing obligations.

NOTE 3 - CONVERTIBLE NOTES PAYABLE – RELATED PARTY

As of June 30, 2008, the Company had received $4,048 in advances from certain officers of the Company under convertible promissory notes. The notes bear no interest and are convertible into shares of the Company’s common stock at a rate of $0.001 per share (par value).  Management evaluated the convertible notes in accordance with SFAS No. 133 and EITF 00-19 and determined that there is no embedded derivative of the conversion feature of the note.  Management evaluated the convertible note payable in accordance with EITF 00-27 and determined that there was no intrinsic value of the conversion option due to the fact that the debt is not convertible at a discount to the market value of the stock.

On June 2, 2008, the note holders exercised their conversion rights on a portion of the outstanding debt and the Company issued shares of its common stock pursuant to the terms of three convertible promissory notes at a rate of $.001 per share. The shares were issued as follows: Burkeley J. Priest 937,500 shares; Burkeley J. Priest 2,457,500 shares; and Jerry Rice 575,000 shares.

NOTE 4 – COMMON STOCK TRANSACTIONS

On January 18, 2008, the Company issued 5,000,000 shares of its common stock to the Munson Family Partnership and 5,000,000 shares of its common stock to Burkeley J. Priest as reimbursement for their capital contributions to Company.

On June 2, 2008, the Company issued 100,000 shares of its common stock to Burkeley J. Priest for his services as an officer and director.

NOTE 5 – SUBSEQUENT EVENTS

On August 15, 2008, the Company issued 150,000 shares of its common stock to Swen A. Mortenson and N. Brent Goold in exchange for accounting services.